UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015 (June 30, 2015)

YADKIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-52099	20-4495993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices, including zip code)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As previously disclosed in its Current Report on Form 8-K filed on July 2, 2015, effective as of June 30, 2015, Joseph H. Towell transitioned from his position as Executive Chairman and assumed his new role as Chairman of the Board of Directors of Yadkin Financial Corporation (the “Company”).  In connection therewith, the Company has made certain conforming amendments to its existing bylaws as set forth below.  The Amended and Restated Bylaws of the Company, as amended, are attached hereto as Exhibit 3.2.

1.    The Table of Contents to the Amended and Restated Bylaws is hereby amended by replacing the reference to “Executive Chairman” with “Chairman”.

2.    Article III, Section 8 of the Amended and Restated Bylaws is hereby deleted in its entirety and replaced with the following:

Section 8.    Committees.

(a)  The Board may, by resolution of a majority of the number of directors in office, designate one or more committees as the Board shall deem advisable, each such committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent authorized by law and provided in such resolution, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders any action or matter (other than the election or removal of directors) expressly required by law to be submitted to shareholders for approval; or (ii) adopting, amending or repealing any Bylaw. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility or liability imposed upon the Board, or any member thereof, by law.

(b)  The Board may, by resolution adopted by a majority of the number of directors in office, designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board to the extent permitted by applicable law.

3.    Article VI, Sections 2(a) and 2(b) of the Amended and Restated Bylaws are hereby deleted in their entirety and replaced with the following:

Section 2.    Chairman; CEO and President.

(a)  Effective as of the Effective Time, Mr. Joseph H. Towell shall become and serve as Chairman of the Board of Directors and Mr. Scott M. Custer shall become and serve as Chief Executive Officer and President of the Corporation.

(b)  During the Specified Period, the Chairman shall serve as the chairman of the Executive Committee of the Board of Directors.

4.    Article VI, Section 3 of the Amended and Restated Bylaws is hereby deleted in its entirety and replaced with the following:

Section 3.    Composition of the Board of Directors.  From the Effective Time until 24 months after the Effective Time, the Board of Directors shall be comprised of 14 Directors, of which seven shall be Continuing Yadkin Directors (one of whom shall be the Chairman of the Board of Directors and all of whom shall consist of Directors who are not officers of the Corporation) and seven shall be Continuing Vantage Directors (one of whom shall be the Chief Executive Officer and President of the Corporation and the remainder of whom shall consist of Directors who are not officers of the Corporation). Vacancies resulting from the cessation of service by any Continuing Yadkin Director or Continuing Vantage Director shall be filled by, and each nomination for election to the Board of Continuing Yadkin Directors and Continuing Vantage Directors shall be, an individual whose appointment or election is endorsed by at least a majority of Continuing Yadkin Directors or Continuing Vantage Directors, respectively, then in office, subject to the approval by the Entire Board of Directors, which approval shall not be unreasonably withheld.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.2	Amended and Restated Bylaws of Yadkin Financial Corporation, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015	YADKIN FINANCIAL CORPORATION

	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2	Amended and Restated Bylaws of Yadkin Financial Corporation, as amended